EXHIBIT 4

                          SPHERA FUNDS MANAGEMENT LTD.

                                (the "COMPANY")

         UNANIMOUS WRITTEN RESOLUTIONS OF THE DIRECTORS OF THE COMPANY

                              DATED 1ST JULY, 2010

The undersigned, comprising all the members of the Board of Directors of the Company, in lieu of meeting, pursuant to the Articles of Association of the Company and waiving any prior notice requirements, do hereby consent in writing as follows:

It is hereby RESOLVED THAT:

   1. The authorized signatories, on behalf and in the name of the Company, shall be divided into two groups as follows:

                  GROUP 1                            GROUP 2
       Israel Mor      (I.D. *  *  *)   Itschak Shrem       (I.D. *  *  *)
       Doron Breen     (I.D. *  *  *)   Neomi Elpeleg       (I.D. *  *  *)
       Ron Senator     (I.D. *  *  *)

   2. The signature of (i) any two authorized signatories from Group 1 OR (ii) the signature of any ONE authorized signatory from Group 1, ALONG WITH the signature of any one authorized signatory from Group 2; along with the name of Partnership, shall bind the Company for all purposes whatsoever *
      * *.

   3. Signatures transmitted via facsimile shall be acceptable for all Company purposes.

   4. *  *  *

   5. Any of the authorized signatories shall be authorized to sign all other documents necessary to give effect to the foregoing resolutions.

   6. These resolutions terminate any previous resolutions of the Company in respect of the signature rights in the Company.

IN WITNESS WHEREOF, it has been resolved as of the date appearing above.

      /S/ ITSCHAK SHREM                 /S/ EHUD GELBARD
      -----------------                 ----------------
      Itschak Shrem                     Ehud Gelbard
      Director                          Director

      /S/ DORON BREEN                   /S/ ISRAEL MOR
      ---------------                   --------------
      Doron Breen                       Israel Mor
      Director                          Director

      /S/ RON SENATOR
      ---------------
      Ron Senator
      Director